UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):   April 5, 2005
                                                           ------------------



                             C&D Technologies, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                           1-9389                     13-3314599
----------------              ------------------------          --------------
(State or other               (Commission file number)          (IRS employer
jurisdiction of                                                 identification
incorporation)                                                  no.)


      1400 Union Meeting Road,
      Blue Bell, Pennsylvania                                          19422
---------------------------------------                              ----------
(Address of principal executive offices)                             (Zip code)


       Registrant's telephone number, including area code: (215) 619-2700
                                                           --------------


                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

     On April 5, 2005, David A. Fix resigned as Vice President, General Manager of the Motive Power Division of C&D Technologies, Inc. Pursuant to Mr. Fix's employment agreement with C&D, Mr. Fix is entitled to receive, as a result of his employment termination, 30 days' salary continuation, salary as well as other standard employee benefits and reimbursement of expenses accrued through April 5, 2005; and, conditioned upon his execution of a release in favor of C&D, for one year: (a) his base salary of $200,000, payable in accordance with C&D's standard payroll practices; (b) reimbursement of COBRA expense; (c) outplacement services to be provided by C&D in an amount not to exceed $10,000. All terms of the employment agreement that survive its termination remain in full force and effect, including non-competition, non-solicitation and confidentiality provisions.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            C&D TECHNOLOGIES, INC.



Date:  April 7, 2005                        By: /s/ Stephen E. Markert, Jr.
                                                --------------------------------
                                                  Stephen E. Markert, Jr.,
                                                  Vice President - Finance and
                                                  Chief Financial Officer